Exhibit 3.8

BY-LAWS

OF

SHARON RESOURCES, INC.

ARTICLE I

Offices

Section 1.              Principal Office. The principal office of the Corporation shall be located at:

Suite 2400 - 718 17th Street

Denver, Colorado 80202

The Corporation may have such offices, either within or outside the State of Colorado, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

Section 2.              Registered Office. The registered office of the Corporation required by the Colorado Corporation Act to be maintained in the State of Colorado may be, but need not be, identical with the principal office, if in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Shareholders

Section 1.              Annual Meeting. The annual meeting of the shareholders shall be held at two o’clock in the P. M. on the third Tuesday of the month of May       , in each year, beginning with the year 1980, for the purpose of electing Directors, and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.              Special Meetings. Special Meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Board of Directors and shall be called by the President or Secretary upon the written request (which shall state the purpose or purposes therefor) of a majority of the Board of Directors or of the holders of not less than ten percent (10%) of the number of shares of outstanding stock of the Corporation entitled to vote at the meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 3.              Place of Meeting. The Board of Directors may designate any place, either within or outside Colorado, as the place for any annual meeting of shareholders, or for any special meeting of shareholders called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the Corporation in Colorado.

Section 4.              Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days prior thereto to each shareholder entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by printed notice thereof to such shareholder personally or by depositing the same in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the Corporation; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least thirty (30) days notice in like manner shall be given. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.

Section 5.              Voting List. At least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to a vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such list shall be open at the principal office of the Corporation to the inspection of any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

Section 6.              Organization. The President or Vice President shall call meetings of shareholders to order and, unless the shareholders otherwise direct, act as Chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a Chairman shall be elected by a majority of the shareholders entitled to vote thereat. In the absence of the Secretary and Assistant Secretary of the Corporation, any person appointed by the Chairman shall act as Secretary of such meetings.

Section 7.              Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The Chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, the Article of Incorporation or these By-Laws, Robert’s Rules of Order (as last revised) shall govern the disposition of the matter.

Section 8.              Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall when present in person or represented by proxy be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time for a period not to exceed sixty (60) days at any one adjournment without further notice (except as provided in Paragraph 9 of this Article II) until a quorum shall be present or represented.

Section 9.              Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

Section 10.            Voting. The following provisions shall govern Corporation voting procedures:

(a)           Each shareholder shall at every meeting of shareholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by such shareholder or on the record date designated therefore pursuant to Section 3 of Article XI of these By-Laws (or the record date established pursuant to statute in the absence of such designation). The cumulative system for voting for the election of Directors shall not be allowed.

(b)           Each shareholder so entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy executed in writing by such shareholder (or by his duly authorized attorney in fact) and delivered to the Secretary of the meeting (or if there is no meeting, to the Secretary of the Corporation); provided that no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

(c)           The voting rights of fiduciaries, beneficiaries, pledgors, pledgees, and joint, common and other multiple owners of shares of stock shall be as provided from time to time by law, including in particular $ 7-4-116, C.R.S. 1973.

(d)           When a quorum is present at any meeting of shareholders, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the Articles of Incorporation, or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

Section 11.            Inspectors. The Chairman of the meeting may at any time appoint two (2) or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the Secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be shareholders of the Corporation, and any Director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

ARTICLE III

Board of Directors

Section 1.              Election and Tenure. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders by plurality vote. Each Director shall be elected to serve and to hold office until the next succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

Section 2.              Number and Qualification. The Board of Directors shall consist of not less than three (3) nor more than eleven (11) members as fixed from time to time by Resolution adopted by the Board of Directors. Directors need not be shareholders or residents of the State of Colorado.

Section 3.              Organization Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of any other business.

Section 4.              Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meeting.

Section 5.              Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President or Secretary on the written request of any two (2) Directors.

Section 6.              Place of Meetings. Any meeting of the Board of Directors may be held at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors or fixed by the Chairman of the Board and as shall be designated in the notice of the meeting.

Section 7.              Notice of Meetings. Notice of each meeting of Directors, whether organizational, regular or special, shall be given to each Director. If such notice is given either (a) by delivering written or printed notice to a Director personally or (b) by telephone personally to such Director, it shall be so given at least two (2) days prior to the meeting. If such notice is given either (a) by depositing a written or printed notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram, in all cases directed to such Director at his residence or place of business, it shall be so given at least four (4) days prior to the meeting. The notice of all meetings shall state the place, date and hour thereof, but need not, unless otherwise required by statute, state the purpose or purposes thereof.

Section 8.              Quorum. A majority of the number of Directors fixed by Paragraph 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

Section 9.              Organization, Agenda and Procedure. The Chairman of the Board or, in his absence, any Director chosen by a majority of the Directors present, shall act as Chairman of the meetings of the Board of Directors. In the absence of the Secretary and Assistant Secretary, any person appointed by the Chairman shall act as Secretary of such meetings. The agenda of and procedure for such meetings shall be as determined by the Board of Directors.

Section 10.            Resignation. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.            Removal. Except as otherwise provided in the Articles of Incorporation or in these By-Laws, any Director may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of

Directors of the Corporation given at a special meeting of the shareholders called and held for such purpose. The vacancy in the Board of Directors caused by any such removal may be filled by such shareholders at such meeting or, if the shareholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in Paragraph 12 of this Article III.

Section 12.            Vacancies. Except as provided in paragraph 11 of this Article II, any vacancy occurring for any reason in the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

Section 13.            Executive Committee. The Board of Directors by Resolution adopted by a majority of the number of Directors fixed by Paragraph 2 of this Article III, may designate two (2) or more Directors to consitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

Section 14.            Compensation of Directors. Each Director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of Directors or any meeting of an executive committee, or both, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such Director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any Director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 15.            Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the Minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

Waiver of Notice and Action by Consent

Section 1.              Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of a statute or of the Articles of Incorporation, or by these By-Laws, a waiver thereof either in writing signed by the person entitled to said notice (or such person’s agent or attorney-in-fact thereunto authorized) or by telegraph, cable or any other available method, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy (except for the sole purpose of challenging the propriety of the meeting) shall be deemed equivalent to such notice.

Section 2.              Action without a Meeting. Any action required or which may be taken at a meeting of the Directors, shareholders, or members of any executive committee of the Corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, shareholders, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof.

ARTICLE V

Officers and Agents

Section 1.              General. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers, committee and agents, including a Chairman of the Board, Assistant Secretaries, and Assistant Treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the By-Laws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

Section 2.              Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected; until his death; until he shall resign; or until he shall have been removed in the manner hereinafter provided.

Section 3.              Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 4.              Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.              Chairman of the Board. When the Board of Directors elects to appoint a Chairman of the Board, he shall preside at all meetings of the shareholders and the Board of Directors. Except when by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall direct, promote and build up the business of the company and shall participate in the determination of its business and financial policies and activities. He shall be directly responsible to the Board of Directors. He need not be a full-time employee of the Corporation.

Section 6.              President. The President shall, subject to the direction and supervision of the Board of Directors, be the Chief Executive Officer of the Corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall preside at all meetings of the shareholders and shall carry out all orders and Resolutions of the Board. He shall, unless otherwise directed by the Board of Directors, be in attendance, in person or by substitute appointed by him, or shall execute on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock, and at all meetings of any syndicate, joint venture, or unorganized group in which the Corporation shall own any interest. He may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consent with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock or interest so held by the Corporation and may execute written consents or other instruments with respect to such stock or interest, and may exercise any and all rights and powers incident to the ownership of said stock, subject, however, to the instructions, if any, of the Board of Directors.

Section 7.              Vice Presidents. The Vice Presidents shall assist the President, and shall perform such duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice President designated by the Board of Directors, or (if there by no such designation) designated in writing by the President, shall have the powers and perform the duties of the President.

Section 8.              Secretary and Assistant Secretaries. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and affix the seal to all documents when authorized by the Board of Directors; (d) keep within or outside Colorado a record containing the names and addresses of all shareholders and the number of shares held by each; (e) sign with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by Resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to the supervision of the

Secretary.

Section 9.                                           Treasurer and Assistant Treasurers.  The Treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquitances for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer, and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration of the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

Section 10.                                    Bond of Officers.  The Board of Directors may require any officer to give the Corporation a bond in such sum and with surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of his duties, and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

Section 11.                                    Salaries.  Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE VI

Indemnification

Section 1.                                           Third Party Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 2.                                           Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

Section 3.                                           Extent of Indemnification.  To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.                                           Determination.  Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumtances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

Section 5.                                           Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 4 of this Article VI upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.                                           Insurance.  The Board of Directors may exercise the Corporation’s power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

Section 7.                                           Other Coverage.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested Directors, the

Colorado Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE VII

Execution of Instruments; Loan; Checks

and Endorsements; Deposits; Proxies

Section 1.                                           Execution of Instruments.  The President or any Vice President shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these By-Laws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized so to do by these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 2.                                           Loans.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the Corporation, may mortgage, pledge, or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the Corporation, and to that end may execute and deliver such instruments as may be necessary or proper in the premises.

Section 3.                                           Checks and Endorsements.  All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by Resolution of the Board of Directors, which Resolution may provide for the use of facsimile signatures.

Section 4.                                           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositaries as shall from time to time be determined by Resolution of the Board of Directors, which Resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

Section 5.                                           Proxies.  Unless otherwise provided by Resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

Shares of Stock

Section 1.                                           Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar (other than the Corporation or any employees of the Corporation) the signtures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation.

Section 2.                                           Record.  A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

Section 3.                                           Transfer of Stock.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

Section 4.                                           Transfer Agents and Registrars; Regulations.  The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 5.                                           Lost, Destroyed or Mutilated Certificates.  In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by law, including § 4-8-405, C.R.S. 1973.

ARTICLE IX

Corporate Seal

The corporate seal shall be in such form, as shall be approved by Resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or Assistant Secretary for the authentication of contracts or other papers requiring the seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be such years as shall be established by the Board of Directors.

ARTICLE XI

Corporate Books & Records

Section 1.                                           Corporate Books.  The books and records of the Corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

Section 2.                                           Addresses of Shareholders.  Each shareholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which the notices from the Corporation, including notices of meetings, may be directed, and if any shareholders shall fail to so designate such an address it shall be sufficient for any such notice to be directed to such shareholder at his address last known to the Secretary or transfer agent.

Section 3.                                           Fixing Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action to which the same relates. Only such shareholders as shall be shareholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors of not fix a record date as above provided, and if the Board of Directors shall not for such purpose close the stock transfer books as provided by statute, then the record date shall be established by statute in such cases made and provided.

Section 4.                                           Audits of Books and Accounts.  The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by Resolution of the Board of Directors.

ARTICLE XII

Amendments

The Board of Directors shall have the power to make, amend and repeal the By-Laws of the Corporation at any regular meeting of the Board or at any special meeting called for the purpose.

READ AND APPROVED this [Illegible] day of [Illegible], 1980.

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